Exhibit 99.1

401 Merritt 7

Norwalk, CT 06851

203.614.5600

www.frontier.com

Federal Communications Commission Approves Frontier Communications' Acquisition of Verizon’s Wireline Operations in California, Florida and Texas

Thousands of Customers Can Expect Broadband as a Result of the Transaction

NORWALK, Conn., September 2, 2015 -- Frontier Communications (NASDAQ:FTR) applauded today’s decision by the Federal Communications Commission (FCC) approving its proposed acquisition of Verizon's wireline, broadband and video operations, including the FiOS® network, in California, Florida and Texas.  The company is currently also seeking approval from the California Public Utilities Commission and the Public Utilities Commission of Texas, and has received Hart-Scott-Rodino federal antitrust clearance.  Pending commission approval in Texas and California, the company expects to close the transaction at the end of the first quarter of 2016.

Daniel J. McCarthy, Frontier's President and Chief Executive Officer said, “We are pleased the FCC moved swiftly and smartly to approve this acquisition, releasing an Order in advance of the FCC's internal deadline for review of such transactions.  The FCC views this transaction as being in the public interest and benefiting customers in the three acquired states.  We agree, and believe it will further benefit those across the rest of the Frontier footprint as well.  By doubling our size, we will add scale and scope to our operations, strengthen our product and service offerings, and improve the customer experience.  We look forward to demonstrating our commitment to broadband investment and deployment in California, Florida and Texas.  Soon, consumers and businesses in these states will benefit from our extensive experience, our high-touch local engagement management model, the focused use of the fiber-rich network, and our active involvement in the communities we serve.”  McCarthy added, “Our goal is to deliver the life-changing benefits of broadband to an additional 750,000 households at speeds of 25Mbps/2-3Mbps across the entire Frontier multi-state footprint, including California, Florida and Texas, by the end of 2020.”

Frontier will offer California, Florida and Texas customers the company's full portfolio of products and services, including broadband services, wireline local and long distance phone service, video viewing options, and innovative products and services such as Frontier Secure, an industry-leading digital security offering that provides customers with top-rated online computer and personal identification protection and 24/7 premium technical support as well as hard drive backup.  FiOS customers in these markets will continue to receive the same products and services they have come to enjoy under the FiOS brand name.

About Frontier Communications

Frontier Communications Corporation (NASDAQ:FTR) offers broadband, voice, video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for residential customers, small businesses and home offices and advanced communications for medium and large businesses in 28 states. Frontier's approximately 18,200 employees are based entirely in the United States. More information is available at www.frontier.com.

Forward-Looking Statements

This document contains "forward-looking statements," related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These risks and uncertainties include, but are not limited to:  Frontier’s ability to complete the acquisition of Verizon’s California, Florida and Texas wireline operations, including the ability to complete the financing of the acquisition; the ability to successfully integrate the acquired operations into Frontier’s existing operations; the sufficiency of the assets to be acquired from Verizon to enable the combined company to operate the acquired business; the ability to enter into or obtain, or delays in entering into or obtaining, certain agreements and consents necessary to operate the acquired business as planned; the ability to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals for the Verizon transaction; and the other factors that are described in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update or revise these forward-looking statements.

Investor ContactMedia Contact
Luke SzymczakSteve Crosby

Vice President, Investor RelationsSVP, External Affairs

(203) 614-5044(916) 206-8198

luke.szymczak@ftr.comsteven.crosby@ftr.com